Exhibit 23.6

To: Phoenix New Media Limited	April 15, 2011

Fusheng Building Tower 2, 16th Floor

4 Hui Xin Dong Jie, Chaoyang District

Beijing 100029

People’s Republic of China

Re:    Phoenix New Media Limited

Consent to references to Shanghai iResearch Co., Ltd. and its reports

Madam/Sirs:

In connection with your proposed initial public offering in the United States (the “Proposed IPO”), we hereby consent to references to our name and to the our reports included in Appendix, and the data contained therein in your Registration Statement on Form F-1 and any other documents in connection with the Proposed IPO .

Yours faithfully,

For and on behalf of Shanghai iResearch Co., Ltd.

Signature of Representative:	/s/ Lei Zou

Department and Title: Co-President

Appendix

1.               <<iResearch-iFeng media value and brand research report>>

2.               <<iResearch-iFeng media value and brand research report-Blog Channel>>

3.               <<iResearch-iFeng media value and brand research report- BBS Channel>>

4.               <<iResearch-iFeng media value and brand research report-Realstate Channel>>

5.               <<iResearch-iFeng media value and brand research report-Commonweal Channel>>

6.               <<iResearch-iFeng media value and brand research report- Fashion Channel>>

7.               <<iResearch-iFeng media value and brand research report-Home Channel>>

8.               <<iResearch-iFeng media value and brand research report-News Channel>>

9.               <<iResearch-iFeng media value and brand research report- Finance Channel>>

10.         <<iResearch-iFeng media value and brand research report- Auto Channel>>

11.         <<iResearch-iFeng media value and brand research report- Video Channel>>

12.         <<iResearch-2010 iFeng media value and brand research report>>

13.         iFeng media value and brand survey data

14.         <<iResearch-2010 iFeng media value and brand research report— Auto Channel>>

15.         <<iResearch-2010 iFeng media value and brand research report— Finance Channel>>

16.         <<iResearch-2010 iFeng media value and brand research report-Technology Channel>>

17.         <<iResearch-2010 iFeng media value and brand research report- Realstate Channel>>

18.        <<iResearch-2010 iFeng media value and brand research report- Fashion channel>>

19.         <<iResearch-2010 iFeng media value and brand research report-History Channel>>

20.         <<iResearch-2010 iFeng media value and brand research report- BBS Channel>>

21.         <<iResearch-2010 iFeng female users value research report - BBS channel>>

22.         <<iResearch-2010 iFeng & Competitors media value contrast research report>>

23.         2010 iFeng.com media value and brand survey data

24.         iResearch data systems of iAdTracker and iUserTracker

25.         <<iResearch-2009-2010 China Online Video Market Development Report>>

26.         <<iResearch-2009-2010 China Mobile Internet Market Development Report>>

27.         <<iResearch-2009-2010 China Online Advertising Market Research Report>>

28.         <<iResearch-2009 China Mobile Internet User Research Report>>

29.         <<iResearch-2009-2010 China Online Video Market Development Report>>